PROXY STATEMENT, NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY AUGUST 14, 1996 AT 11:00 A.M. AND FORM OF PROXY (TO BE DEEMED FILED ONLY TO THE EXTENT REQUIRED BY THE INSTRUCTIONS TO EXHIBITS FOR REPORTS ON FORM 10-K) TO BE FILED WITHIN 120 DAYS OF THE END OF THE REGISTRANT'S FISCAL YEAR